UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, in connection with the appointment of Bernard H. Cherry as the registrant’s interim chief executive officer, the registrant’s board of directors reappointed the board’s committees. The board selected Paul F. Koeppe, James H. Ozanne and Theodore Stern as members of the audit committee, with Mr. Ozanne serving as chairman. The board selected Messrs. Koeppe, Ozanne and Stern as members of the compensation committee, with Mr. Koeppe serving as chairman. The board selected Messrs. Koeppe, Ozanne and Stern as members of the nominating and corporate governance committee, with Mr. Stern serving as chairman.

On November 1, 2007, in connection with the appointment of Mr. Cherry as the registrant’s interim chief executive officer, the compensation committee of the registrant’s board of directors approved compensation for Mr. Cherry’s services at $4,000 per day, plus reasonable expenses. Mr. Cherry will no longer receive compensation as chairman of the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: November 7, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer